LOAN AGREEMENT

This Loan Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 14, 2007, is by and between SiriCOMM, Inc., a Delaware corporation (the “Company”), and Sunflower Capital, LLC, a Missouri limited liability company (“Sunflower”).

WHEREAS, the Company has requested that Sunflower extend a multi-draw loan to the Company of up to $500,000 for working capital and other general corporate purposes (the “Loan”);

WHEREAS, Sunflower is willing to make advances to the Company of the Loan upon the terms and conditions set forth herein; and

WHEREAS, the Company has agreed to secure its obligations under the Loan Documents (as defined below) by granting to Sunflower a security interest in and lien upon all of its existing and after-acquired personal and real property;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sunflower hereby agree as follows:

1.             Definitions. Capitalized terms used in this Agreement and, unless otherwise defined therein, the other Loan Documents shall have the following respective meanings:

“Advance Request” has the meaning ascribed to it in Section 3(b)(i).

“Agreement” has the meaning ascribed to it in the preamble hereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Missouri.

“Collateral Documents” means (a) that certain Security Agreement, dated as of the date hereof, executed by the Company in favor of Sunflower; (b) that certain Intellectual Property Security Agreement, dated as of the date hereof, executed by the Company in favor of Sunflower; (c) those certain assignments of material agreements, dated as of the date hereof, executed by the Company in favor of Sunflower; and (d) all similar agreements executed in favor of Sunflower and guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Company” has the meaning ascribed to it in the preamble hereof.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Event of Defaults” has the meaning ascribed to it in Section 8(a).

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference,

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priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan” has the meaning ascribed to it in the recitals of this Agreement.

“Loan Documents” means this Agreement, the Note, the Warrant Amendment, the Collateral Documents and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Sunflower, whether heretofore, now or hereafter, by or on behalf of the Company in connection with this Agreement or the Loan.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company (including the cessation by the Company of normal business operations), (b) the Company’s ability to pay the Loan or to pay or perform any of the other Obligations in accordance with the terms of the Loan Documents, (c) the collateral securing the Obligations or Sunflower’s Lien thereon (including any such material adverse effect result from the termination of any agreement with a material supplier or service provider), or (d) Sunflower’s rights and remedies under the Loan Documents.

“Note” has the meaning ascribed to it in Section 3(c).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Company to Sunflower and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any Loan Document. The Obligations include all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Company in bankruptcy, whether or not allowed in such case or proceeding), expenses, attorneys’ fees and any other sum chargeable to the Company under any Loan Document.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Solvent” means, with respect to the Company on a particular date, that on such date (a) the fair value of the property of the Company is greater than the total amount of liabilities, including contingent liabilities, of the Company; (b) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured; (c) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature; and (d) the Company is not engaged in a business or

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transaction, and is not about to engage in a business or transaction, for which the Company’s property would constitute an unreasonably small capital.

“Sunflower” has the meaning ascribed to it in the preamble hereof.

2.             Rules of Construction. Any reference to a Loan Document shall include all appendices, exhibits and schedules thereto and all amendments, restatements, supplements or other modifications thereof. Undefined terms in any Loan Document that have meanings provided by the Uniform Commercial Code shall have the meanings provided by the Uniform Commercial Code, unless the context otherwise requires. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or clause in this Agreement. Where it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

3.	The Loan.

(a)           Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties set forth herein, from the date hereof and continuing up to but not including the earliest of (i) February 29, 2008, (ii) the date of termination of Sunflower’s obligation to make advances or to permit the Loan to remain outstanding pursuant to Section 8(b), and (iii) the date of indefeasible prepayment in full by the Company of the Loan and the termination of Sunflower’s obligations hereunder, Sunflower agrees to make advances of the Loan available to the Company in an aggregate amount not to exceed $500,000.

(b)           Sunflower’s obligation to make any advance is subject to the Company’s satisfaction of the following conditions precedent:

(i)            the Company shall have requested such advance pursuant to a written request in the form of Exhibit A hereto (an “Advance Request”) delivered to Sunflower at least three Business Days’ prior to such proposed advance, provided that an initial Advance Request in the amount of up to $300,000 may be delivered on the date hereof;

(ii)          the amount of such advance, together with any prior advances of the Loan, shall not exceed $500,000;

(iii)         Sunflower shall be satisfied, based on such financial and business information as Sunflower may request, that no Default exists at the time of and after giving effect to such advance;

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(iv)         Sunflower shall have reviewed and approved the Advance Request;

(v)          no Material Adverse Effect has occurred since the date hereof as determined by Sunflower;

(vi)         at such time, Sunflower shall not believe that it will have difficulty collecting the Loan or that the value of the collateral securing the Loan has been significantly impaired;

(vii)       Quest Capital Alliance (or its affiliate) (“Quest”) shall have committed to loan the Company an amount not less than $1,200,000; and

(viii)      the amount of such advance, together with any prior advances of the Loan, shall not exceed $500,000 multiplied by the quotient of the outstanding amount of the loan made by Quest to the Company divided by $1,200,000; provided that this clause (viii) shall not apply to the initial advance of the Loan made on the date hereof, but, at the time of the initial funding of the Quest loan (and subsequent fundings if required), the balance of this Loan shall be paid down in an amount adequate to cause the foregoing formula to be in balance.

(c)           The commitment of Sunflower to make the Loan shall be evidenced by that certain Convertible Promissory Note in the principal amount of $500,000, dated the date hereof (the “Note”). The Note represents the obligation of the Company to pay the amount of the Loan, together with interest thereon, to Sunflower. Subject to the payment required pursuant to Section 3(b)(viii) above and Sunflower’s right to convert the Obligations or any portion thereof to the Company’s capital stock pursuant to the Note, the entire unpaid balance of the Loan, all accrued interest thereon and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the earliest of (i) February 29, 2008, (ii) the date of termination of Sunflower’s obligation to make advances or to permit the Loan to remain outstanding pursuant to Section 8(b), and (iii) the date of indefeasible prepayment in full by the Company of the Loan and the termination of Sunflower’s obligations hereunder. Except for any portion of the initial advance repaid pursuant to Section 3(b)(viii) above, once repaid, the Loan and each advance thereof may not be reborrowed.

(d)           On fifteen days’ notice to Sunflower, the Company may terminate Sunflower’s obligations to make additional advances hereunder; provided that, upon such termination, the Loan and other Obligations shall be immediately, indefeasibly paid in full by the Company. The Company’s notice pursuant to the preceding sentence shall obligate the Company to either terminate Sunflower’s obligations and indefeasibly pay the Obligations in full or pay Sunflower’s out-of-pocket costs and damages incurred as a result of the Company’s failure to make such payment on the date specified in such notice. Notwithstanding the foregoing, at any time after the receipt of such notice by Sunflower and on and after the February 29, 2008, Sunflower shall have the right to elect an Optional Conversion pursuant to and as defined in the Note. In the event that (i) an Optional Conversion is elected, (ii) an initial advance has been made and some part or all of that initial advance has been prepaid pursuant to the provisions of Section 3(b)(viii) and (ii)

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Sunflower has not re-advance funds in an amount such that the outstanding balnace of the Loan equals or exceeds the initial advance, then, on the Optional Conversion date, Sunflower also shall be entitled to a Differential Warrant pursuant to and as defined in the Note.

(e)           Immediately upon receipt by the Company of the proceeds of any sale or other disposition of any personal or real property, the Company shall prepay in full, without penalty, the Loan and Sunflower’s obligations to make additional advances hereunder shall be automatically terminate without notice or any other action of any kind.

(f)           Sunflower shall be entitled to rely upon and shall be fully protected in relying upon any Advance Request believed by Sunflower to be genuine. Sunflower may assume that each Person executing and delivering any notice in accordance with this Agreement was duly authorized to do so.

(g)          The Company shall pay interest on the Loan to Sunflower at the rate of 10% per annum from the date hereof until the Loan is indefeasibly paid in full or converted in full to the Company’s capital stock pursuant to the Note. All computations of interest shall be made on the basis of a 360-day year for the actual number of days occurring in the period for which such interest is payable. So long as any Default is continuing, the interest rate applicable to the Loan shall be increased to 18% per annum (the “Default Rate”), and all outstanding Obligations shall bear interest at such rate from the initial date of such Default until cured or waived and shall be payable upon demand.

(h)           Notwithstanding anything to the contrary herein, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Sunflower is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this Section 3(h)) the interest rate payable since the date hereof as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate of interest and in the manner provided above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this Section 3(h) shall again apply. In no event shall the total interest received by Sunflower pursuant to the terms hereof exceed the amount that Sunflower could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this Section 3(h), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by 360. Notwithstanding the provisions of this Section 3(h), if a court of competent jurisdiction shall finally determine that Sunflower has received interest hereunder in excess of the Maximum Lawful Rate, then to the extent permitted by applicable law, Sunflower shall promptly apply such excess to the principal amount of the Loan and thereafter shall

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refund any excess to the Company or as a court of competent jurisdiction may otherwise order.

(i)            Sunflower shall have the absolute right to determine the order in which payments received by Sunflower under the Loan Documents shall be applied to the Obligations, regardless of any application designated by the Company.

(j)            As consideration for making the commitment to make the Loan, Sunflower also shall be entitled to a Funding Warrant pursuant to and as defined in the Note.

4.	Indemnity.

(a)          The Company shall indemnify and hold harmless each of Sunflower and its respective affiliates, officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”) from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all environmental liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any Loan Document (collectively, the “Indemnified Liabilities”); provided that the Company shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b)          Any and all payments by the Company hereunder and under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes. If the Company shall be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Loan Document, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4(b)) Sunflower receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the

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Company shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty days after the date of any payment of taxes, the Company shall furnish to Sunflower the original or a certified copy of a receipt evidencing payment thereof. Sunflower shall not be obligated to return or refund any amounts received pursuant to this Section 4(b). The Company shall indemnify and pay, within ten days of demand therefor, Sunflower for the full amount of taxes paid by Sunflower in connection with the Loan, the Loan Documents and any transaction contemplated thereby and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

5.             Conditions Precedent. This Agreement shall not be effective, and Sunflower shall have no obligation to make any advance of the Loan, unless and until the following conditions have been satisfied or waived in writing by Sunflower:

(a)           the Loan Documents shall have been duly executed and delivered by the Company to Sunflower, and Sunflower shall have received such documents, instruments and agreements as it shall have requested in connection with the transactions contemplated by the Loan Documents, each in form and substance satisfactory to Sunflower, in its sole discretion;

(b)           Sunflower and the Company shall have modified the existing warrants owned by Sunflower upon terms satisfactory to Sunflower, and pursuant to documentation satisfactory to and received by Sunflower (the “Warrant Amendment”);

(c)           Sunflower shall have received evidence that it has a valid and perfected first-priority security interest in substantially all of the Company’s personal and real property, including such documents duly executed by the Company as Sunflower may request to perfect its security interest in such property;

(d)           Sunflower shall have received (i) a copy of the Company’s articles of incorporation and any amendments thereto, certified by the Delaware Secretary of State; (ii) a good standing certificate for the Company, certified by the Delaware Secretary of State; (iii) a copy of the Company’s by-laws, together with any amendments thereto, and resolutions of the Company’s board of directors authorizing the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, and (iv) a certificate of the Company’s secretary with respect to such by-laws, resolutions and the authority of the officer signing the Loan Documents on behalf of the Company;

(e)           Sunflower shall have received an opinion of the Company’s counsel, in form and substance satisfactory to Sunflower, in its sole discretion; and

(f)           Sunflower shall have received a copy of a commitment executed by Quest and addressed to the Company, which describes Quest’s commitment to make a loan to the Company in an amount of at least $1,200,000 on the terms approved by the Company’s board of directors on March 9, 2007.

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6.             Representations and Warranties. To induce Sunflower to make the Loan, the Company hereby makes the following representations and warranties to Sunflower on the date hereof and on the date of each advance of the Loan, each of which shall survive the execution and delivery of the Loan Documents:

(a)           The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect.

(b)          The Company has all necessary corporate power and authority to enter into and perform its obligations under the Loan Documents and to carry on the business now conducted or presently proposed to be conducted by it. All corporate actions on the part of the Company necessary for the due authorization, execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby have been taken. The Loan Documents have been duly executed and delivered by the Company and are legally binding on the Company, enforceable in accordance with their terms. The execution, delivery and performance by the Company of the Loan Documents and the transactions contemplated hereby (i) will not result in any violation of or be in conflict with, or result in a breach of or constitute a default under, any term or provision of the Company’s articles of incorporation or by-laws or any contract to which the Company is a party or by which it is bound, except where such violation, conflict, breach or default would not have a material adverse effect on the Company, (ii) will not result in the creation or imposition of any Lien upon any property of the Company other than Liens in favor of Sunflower, (iii) will not violate any law or regulation or any order or decree of any court or governmental authority, and (iv) will not require the consent or approval of any Person other than any consent or approval obtained prior to the date hereof.

(c)           Both before and after giving effect to the Loan and the transactions contemplated hereby, the Company is and will be Solvent.

(d)           Schedule 6(d) hereto fully describes the capitalization of the Company as of the date hereof. On the date hereof, the Company has no outstanding capital stock except as listed on such schedule. All of the outstanding shares of capital stock have been offered and sold in compliance with applicable federal and state securities laws. The Company has no subsidiary. Other than as set forth on the Schedule 6(d), the Company has no outstanding (i) rights (either preemptive or otherwise) or options to subscribe for or purchase, or warrants or other agreements providing for or requiring the issuance of, any capital stock or any securities convertible into or exchangeable for its capital stock, (ii) obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto, (iii) rights that require it to register the offering of any of its securities under the Securities Act of 1933, as amended or (iv) restrictions on voting any of its securities.

(e)           The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting

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requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). As of their respective dates, all reports, schedules, forms statements and other documents filed with the SEC pursuant to the 1934 Act, together with all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein (collectively, the “SEC Documents”) complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of the Company’s operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) unsecured liabilities incurred in the ordinary course of business subsequent to the date hereof and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(f)            Except as set forth in the Company’s SEC Documents prior to the date hereof, there is no action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate.

(g)          The Company owns all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and other proprietary rights and processes which it currently uses or are necessary for its business, without any conflict with, or infringement of, the rights of others. The Company has not received any communication alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information or other proprietary rights or processes of any other Person.

(h)          The Company is not in any material violation or default of any provision of its articles of incorporation, as amended, or by-laws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any

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material provision of federal or state statute, rule or regulation applicable to the Company.

(i)           The personal and real property of the Company is not subject to any Lien other than (i) carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s liens, and other like encumbrances imposed by applicable law, arising in the ordinary course of business in connection with activities properly undertaken in the Company’s business; (ii) easements, zoning restrictions, rights-of-way, reservations, restrictions and other similar encumbrances on real property imposed by law that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business, (iii) Liens for taxes, assessments or governmental charges not yet due and payable, (iv) inchoate statutory and common law Liens for which payment is not delinquent, (v) minor defects, irregularities, liens, and clouds on title which do not materially impair or materially adversely affect the value of the assets, financial condition, operating results or business of the Company; (vi) Liens in favor of Sunflower, and (vii) Liens in favor of Quest so long as such Liens only have priority over Sunflower’s Liens in network equipment and Quest executes and delivers a subordination agreement, in form and substance satisfactory to Sunflower, subordinating Quest’s Liens in the personal and real property of the Company other than network equipment to Sunflower’s Liens (collectively, “Permitted Encumbrances”).

(j)           The Company has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any license, distribution agreement or other agreement.

(k)          Except as contemplated by the Loan Documents, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever, other than in connection with expenses or advances of expenses incurred in the ordinary course of business of the Company, accrued salary or relocation expenses of employees. None of the Company’s officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s capital stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding 5% of the outstanding capital stock of) any publicly traded companies that are affiliated with the Company, with which the Company has a business relationship, or which may compete with the Company. None of the Company’s officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract or proposed contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(l)           The Company owns its property and assets free and clear of all Liens, except for (i) encumbrances that appear in the financial statements of the Company included in the SEC Documents on the date hereof and (ii) Permitted Encumbrances. With respect to the property and assets it leases, the Company is in material compliance with

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such leases, and such leases are valid and effective in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws and judicial decisions of general application relating to or affecting enforcement of creditors’ rights generally, by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and with respect to indemnification provisions contained therein, or principles of public policy. All real property owned or leased by the Company is described on Schedule 6(l) hereto.

(m)         Since the most recent filing of financial statements included in the SEC Documents prior to the date hereof, there has not been: (i) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements of the Company included in the SEC Documents prior to the date hereof, except changes in the ordinary course of business, that have not been material and adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company; (iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it that would have an adverse affect; (iv) any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and that is not material and adverse to the business, properties, prospects or financial condition of the Company; (v) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject; (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; (vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than in the ordinary course of business; (viii) any resignation or termination of employment of any officer or key employee of the Company, and the Company has no actual knowledge of any impending resignation or termination of employment of any such officer or key employee; (ix) any mortgage, pledge, transfer or creation of a Lien on or by the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable; (x) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; (xi) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock; or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company; (xii) to the knowledge of the Company, any other event or condition of any character that might materially and adversely affect the business, properties or financial condition of the Company; or (xiii) any arrangement or commitment by the Company to do any of the things described in this Section 6(m).

(n)          The Company has filed all tax returns and reports as required by applicable law. Such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those being contested in good faith.

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(o)          The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in whch the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insureres as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(p)          The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority that would materially and adversely affect the Company’s business.

(q)          It has been fully disclosed to the Company that William P. Moore, who is a director of the Company, is also trustee of the William P. Moore III Revocable Trust Dated October 9, 2001, which is a principal of Sunflower and that William P. Moore abstained from voting on the approval of the transactions contemplated by the Loan Documents.

7.            Covenants of the Company. The Company covenants that, from and after the date hereof and for so long as the Loan remains outstanding:

(a)          The Company shall use the proceeds of the Loan solely for working capital and general corporate purposes of the Company.

(b)          The Company shall not, directly or indirectly, (i) declare or pay any dividend, (ii) redeem any warrant or other capital stock option, or (iii) make any distribution in cash or property to holders of the Company’s capital stock or warrants.

(c)          The Company and each subsidiary thereof will comply with all applicable laws, rules and regulations with respect to the conduct of its business and the ownership of its properties, including compliance with the reporting requirements of all applicable securities laws, rules and regulations; provided that the Company shall not be deemed to be in violation of this Section 7(c) as a result of any failure to comply with any provisions of any such laws, rules or regulations, the noncompliance with which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a materially adverse effect on the ability of the holder of any securities of the Company to sell such securities.

(d)          The Company and each subsidiary thereof will not, directly or indirectly, enter into any Contract, or any amendment, modification, extension or supplement to any existing Contract, which contractually prohibits the Company from paying interest on, or principal of, the Note, effecting the conversion of the Note or the exercise of the warrants described in the Note or any other warrant held by Sunflower or any affiliate thereof.

ex101form8k031507.htm	12

(e)          The Company and each subsidiary thereof will maintain its corporate existence, rights and franchises in full force and effect; provided that this Section 7(e) shall not prevent the Company from discontinuing its operations in any particular state or at any particular location or locations within a state.

(f)           The Company and each subsidiary thereof will maintain its property in good condition and in a commercially reasonable manner. The Company and each subsidiary thereof will maintain the contracts and agreements affecting the use or value of the Company’s property and assets, unless Sunflower consents to the termination thereof; provided that such consent will not be unreasonably withheld.

(g)          The Company and each subsidiary thereof will pay or discharge, before the same shall become delinquent, (i) all taxes imposed upon it or any of its properties or income and (ii) all claims of materialmen, mechanics, landlords and other like Persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material Lien upon any of its properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

(h)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of capital stock or the Note and, in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of Sunflower, may be an undertaking by Sunflower to so indemnify the Company and which, in the case of any Person other than Sunflower, shall be delivery of an indemnity bond), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of capital stock equal to the number of shares of such capital stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

(i)           As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide Sunflower with written notice of any breach by the Company of any provision of the Loan Documents, including this Section 7, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

(j)           The Company and each subsidiary thereof will maintain policies of insurance by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in whch the Company is engaged. Such policies shall include endorsements naming Sunflower as loss payee or additional insured, as applicable.

(k)          The Company and each subsidiary thereof will conduct its business without violating any of the patents, trademarks, service marks, tradenames, copyrights,

ex101form8k031507.htm	13

trade secrets, licenses, information or other proprietary rights or processes of any other Person.

(l)           The Company shall reimburse Sunflower for all fees, costs and expenses (including reasonable fees and expenses of its counsel, advisors, consultants and auditors) incurred in connection with the negotiation, preparation, modification and enforcement of the Loan Documents, all of which shall be payable by the Company to Sunflower on demand.

(m)         Upon Sunflower’s request, the Company shall obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse or other location where the Company’s property is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens and claims that the landlord or bailee may assert against the Company’s property at that location and shall otherwise be reasonably satisfactory to Sunflower, in form and substance.

(n)          Upon Sunflower’s request, the Company shall obtain agreements from the Company’s material suppliers and service providers, which agreements shall acknowledge and consent to Sunflower’s Liens on and the Company’s collateral assignment of the Company’s agreements with such Persons and shall otherwise be reasonably satisfactory to Sunflower, in form and substance.

(o)          Upon Sunflower’s request, the Company will duly execute and deliver, or cause to be duly executed and delivered, to Sunflower such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Sunflower to carry out more effectively the provisions and purposes of the Loan Documents. The Company shall not take any action that would impair the rights and privileges of Sunflower in the Loan Documents or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed thereunder by the Company, but will at all times act in good faith to assist in carrying out the provisions of the Loan Documents, including the conversion rights provided in the Note, and will take all such action as may be necessary or appropriate in order to protect the conversion rights of Sunflower.

(p)          The Company shall not create, incur, assume or permit to exist any Lien on or with respect to its properties, whether now owned or hereafter acquired, except for Permitted Encumbrances. The Company shall not become a party to any agreement or take any action that would prohibit the creation of a Lien on any of its property in favor of Sunflower as additional collateral for the Obligations, except operating leases, capital leases or liecenses which prohibit Liens upon the properties that are subject thereto.

(q)          The Company shall not (i) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loan or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (ii) make any change in its capital structure, or (iii) amend its articles of incorporation or by-laws in a manner that adversely affects

ex101form8k031507.htm	14

Sunflower or the Company’s ability to repay the Loan. The Company shall not engage in any business other than the businessses engaged in by it on the date hereof or business reasonably related thereto.

8.	Events of Default; Rights and Remedies.

(a)          The occurrence of any one or more of the following, regardless of the reason therefor, shall constitute an “Event of Default” hereunder:

(i)           the Company fails to perform, keep or observe any obligation or covenant contained in any Loan Document as and when required;

(ii)          the Company (A) admits in writing its inability to pay its debts generally as they mature; (B) makes a general assignment for the benefit of creditors; (C) fails or is unable to pay its debts as they mature; (D) is adjudicated a bankrupt or insolvent; (E) files a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (F) takes advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (G) applies for or consents to the appointment of a receiver, trustee or liquidator for all or a substantial portion of its assets; (H) has an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within thirty days; or (I) has a case commenced against it seeking the winding-up or liquidation of the Company’s affairs, which case is not dismissed or stayed within thirty days;

(iii)         any representation or warranty of the Company contained in any Loan Document or in any written statement, report or certificate made or delivered to Sunflower by the Company in connection with any Loan Document is false or misleading in any material respect;

(iv)         any judgment is entered against the Company which is not bonded or discharged within thirty days;

(v)          a levy, attachment or seizure of any sort is made on or against some or all of the assets of the Company or some or all of the assets of the Company are subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors;

(vi)	any Material Adverse Effect occurs; or

(vii)       any event occurs which causes Sunflower to believe that it will have difficulty collecting the Loan or that the value of the collateral securing the Loan has been significantly impaired.

(b)          If any Event of Default has occurred and is continuing, at the option of Sunflower and in Sunflower’s sole discretion, without notice, Sunflower may (i) refuse to make additional advances of the Loan, (ii) declare the entire unpaid principal amount of

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the Loan then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice, all of which are expressly waived by the Company; (iii) increase the rate of interest applicable to the Loan to the Default Rate; and (iv) exercise any and all other rights and remedies available under the Loan Documents, at law or in equity, including all remedies under the Uniform Commercial Code; provided that, upon the occurrence of an Event of Default specified in Section 8(a)(ii), the obligation of Sunflower to make additional advances of the Loan shall be immediately terminated and all Obligations shall become immediately due and payable, without declaration, notice or demand by any Person.

(c)          Except as otherwise provided herein or by applicable law, the Company waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Sunflower on which the Company may in any way be liable, and hereby ratifies and confirms whatever Sunflower may do in this regard, (ii) all rights to notice and a hearing prior to Sunflower taking possession or control of or to Sunflower’s replevy, attachment or levy upon, the collateral or any bond or security that might be required by any court prior to allowing Sunflower to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws.

(d)          Sunflower’s rights and remedies under this Agreement and the other Loan Documents shall be cumulative and nonexclusive of any other rights and remedies that Sunflower may have under any other agreement, including any other Loan Document, by operation of law or otherwise. Recourse to the collateral securing the Obligations shall not be required.

9.	Miscellaneous.

(a)           Survival. The termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall not in any way affect or impair the obligations, duties and liabilities of the Company or the rights of Sunflower relating to any unpaid portion of the Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination or cancellation or any transaction event, the performance of which is required after such termination or cancellation. Except as otherwise expressly provided in any Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Company and all rights of Sunflower shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the indefeasible payment in full of the Obligations and the termination of Sunflower’s obligations under the Loan Documents; provided that the indemnity and payment obligations of the Company shall survive such payment and termination.

(b)           Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent via

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facsimile or overnight or second day delivery service, to the respective addresses and/or facsimile numbers of the parties as set forth below:

If to the Company:	SiriCOMM, Inc.

4710 East 32nd Street

Joplin, Missouri 64804

Attn: Mark L. Grannell

Facsimile No: (417) 782-0475

With a copy to:	Sommer & Schneider LLP

595 Stewart Avenue, Suite 710

Garden City, New York 11530

Attn: Joel C. Schneider

Facsimile No: (516) 228-8211

If to Sunflower:	Sunflower Capital, LLC

10801 Mastin, Suite 920

Overland Park, Kansas 66210

Attn: William P. Moore

Facsimile No: (913) 491-1806

With a copy to:	Husch & Eppenberger, LLC

1200 Main Street, Suite 2300

Kansas City, Missouri 64105

Attn: Chris Kirley, Esq.

Facsimile No: (816) 421-0596

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given upon confirmed receipt of delivery.

(c)           Successors and Assigns; Assignment. The terms and conditions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties (including, in the case of the Company, a debtor-in-possession on behalf of the Company). Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided that the written consent of the Company shall not be required for an assignment by Sunflower during the continuance of a Default; and provided, further, that the written consent of the Company shall not be required for the sale of a participation in the Loan and Sunflower’s obligations hereunder by Sunflower to any Person that owns capital stock of or warrants to acquire capital stock of the Company. This Agreement is for the purpose of defining the relative rights and obligations of the Company and Sunflower with respect to the transactions contemplated hereby, and no Person shall be a third-party beneficiary of any Loan Document.

(d)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without reference to conflict of laws principles.

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(e)           Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(f)            Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, whether written or oral. The recitals of this Agreement shall be construed as part of this Agreement, and all schedules and exhibits and other attachments hereto or expressly identified to this Agreement are incorporated herein by this reference and, taken together with this Agreement, shall constitute but a single agreement.

(g)           No Waiver. Sunflower’s failure, at any time, to require strict performance by the Company of any provision of any Loan Document shall not waive, affect or diminish any right of Sunflower thereafter to demand strict compliance and performance therewith. Any suspension or waiver of any Default shall not suspend, waive or affect any other Default, whether the same is prior or subsequent thereto and whether of the same or a different type.

(h)           Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of such Loan Document.

(i)             Media Releases. All media releases and public announcements or disclosures by either party relating to this Agreement and the other Loan Documents or the business relationship between the parties contemplated by those documents shall be coordinated with and approved by the other party in writing prior to the release thereof.

(j)            Jurisdiction. The Company consents to and agrees that it is subject to the jurisdiction of the Courts in the State of Missouri with respect to any litigation in connection with this Agreement and the other Loan Documents. The Company will also reimburse Sunflower for any legal fees it incurs in enforcing Sunflower’s rights under this Agreement and the other Loan Documents.

(k)           Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

(l)             Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s property, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, pursuant to applicable law, is rescinded or reduced in amount or must otherwise be restored or returned by any oblige of the Obligations, whether as a “voidable preference,” “fraudulent

ex101form8k031507.htm	18

conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount not so rescinded, reduced, restored or returned.

10.           Release. The Company hereby releases, remises, acquits, and forever discharges Sunflower and its affiliates, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns (collectively, “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any Released Party prior to and including the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Loan Documents, including but not limited to, claims relating to any settlement negotiations (collectively, the “Released Matters”). The Company acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Company represents and warrants to Released Parties that it has not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

11.           Release of Certain Collateral Upon Funding of Quest Loan. Upon the funding of the Quest loan in the amount of $1,000,000 or more and delivery of the documents called for in Section 6(i) above, Sunflower agrees to subordinate its security interests in the network equipment to Quest’s security interest in the network equipment.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

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                 IN WITNESS WHEREOF, the Company and Sunflower have caused this Agreement to be duly executed as of the date first set forth above.

SIRICOMM, INC.

By:       /s/ Mark L. Grannell

Mark L. Grannell, President

SUNFLOWER CAPITAL, LLC

By:       /s/ William P. Moore, III

William P. Moore, III, not individually, but in his capacity as Trustee of the William P. Moore III Revocable Trust Dated October 9, 2001, Member

ex101form8k031507.htm	20